EXHIBIT 99.1

         BLUE HOLDINGS INC. NAMES TWO ADDITIONAL INDEPENDENT DIRECTORS
                           TO ITS BOARD OF DIRECTORS

         COMMERCE, Calif.--Dec. 14, 2005--Blue Holdings Inc. (OTCBB:BLHL), a designer, manufacturer and distributor of high-end fashion jeans and denim apparel, today announced the appointment of Mr. Gary Freeman and Mr. Robert G. Lynn as independent board members to the Blue Holdings Inc. Board of Directors effective Friday, December 16, 2005.

         Mr. Gary Freeman is currently a Partner in Bandari, Beach, Lim & Cleland's Audit and Accounting services division. Having more than 15 years of experience in accounting and consulting, Mr. Freeman has provided his expertise to a variety of privately and publicly-held growth businesses in strategic planning, business consulting, auditing and accounting services. Mr. Freeman has also assumed interim senior level management roles at public and private companies during his career, including as Co-President and Chief Financial Officer of Trestle Holdings (TLHO.OB). Mr. Freeman's previous experience includes ten years with BDO Seidman, LLP, including two years as an Audit Partner.

         Mr. Robert G. Lynn joins the company with over 30 years of retail management experience. Most recently, Mr. Lynn served as the Chief Operating Officer of Value City Department Stores, which operates 113 stores with a wide assortment of designer, department, discount and specialty store brands at prices substantially lower than competing department and discount stores. Prior to joining Value City, Mr. Lynn served as President and Chief Operating Officer of Bradlees, Inc. where he implemented and successfully executed a turnaround strategy. He also served as the Vice Chairman and Chief Operating Officer at American Eagle Outfitters, Inc. Mr. Lynn began his career at Woolworth Corporation and served as President and Chief Executive Officer of the F.W. Woolworth Company from 1989 until 1993. Mr. Lynn received a BA in English from Saint Michael's College.

         "We are very pleased to have two very respected and experienced executives added to the Blue Holdings Board as independent Board members," said Paul Guez, Chairman and Chief Executive Officer. "Mr. Freeman and Mr. Lynn bring a wealth of knowledge and skills and will provide us with valuable guidance, add additional depth and help us to achieve our long term strategic and financial objectives."

About Blue Holdings Inc.

         Blue Holdings, Inc., directly and through its wholly owned subsidiary, Antik Denim, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories with a western flair under the "Antik Denim", "Yanuk", "Taverniti So", and "U" brands, both in the United States and internationally. Blue Holdings currently sells men's and women's styles and is in the process of launching a children's line. Antik Denim, Yanuk, Taverniti So, and U jeans are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings' concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

Forward-Looking Statements

         Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements contained in this press release include statements related to Blue Holdings' results in the fourth quarter of 2005, and its anticipated aggressive and profitable growth. Forward-looking statements are inherently unreliable and actual results may differ materially. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as may be detailed from time to time in Blue Holdings' filings with the United States Securities and Exchange Commission. Blue Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Blue Holdings Inc.
         Patrick Chow, 323-725-5555
         patrick.chow@blueholdings.com
         or
         Integrated Corporate Relations
         Andrew Greenebaum, 310-395-2215
         agreenebaum@icrinc.com
         or
         Patricia Dolmatsky
         pdolmatsky@icrinc.com

SOURCE:  Blue Holdings Inc.